UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2023

Bumble Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40054	85-3604367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas	78756
(Address of Principal Executive Offices)	(Zip Code)

(512) 696-1409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 3, 2023, Bumble Inc. (the “Company”) and Buzz Holdings L.P. (“Bumble Holdings”) entered into an agreement with certain entities affiliated with Blackstone Inc. (collectively, “Blackstone”) whereby (i) the Company agreed to repurchase 4,012,101 shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), beneficially owned by Blackstone and (ii) Bumble Holdings agreed to repurchase from Blackstone 3,192,146 limited partnership interests in Bumble Holdings (the “Units” and, together with the Class A Common Stock, the “Equity Interests”), which are exchangeable for shares of Class A Common Stock on a one-for-one basis, in a private transaction at a price per Equity Interest of $13.8807, for an aggregate purchase price of $100.0 million (the “Share and Unit Repurchase Agreement”). The repurchase of the Equity Interests pursuant to the Share and Unit Repurchase Agreement will be made under the Company’s existing share repurchase program. As of December 3, 2023, after giving effect to the repurchase of the Equity Interests pursuant to the Share and Unit Repurchase Agreement, approximately $143.0 million of authorization remains available under the share repurchase program. The Share and Unit Repurchase Agreement contains customary representations, warranties and covenants of the parties. The transaction is expected to close by December 7, 2023.

The Share and Unit Repurchase Agreement also contemplates certain lock-up restrictions on future sales by Blackstone of shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock (including, without limitation, the Units) until the Company makes public a press release announcing the Company’s earnings for the fourth quarter ended December 31, 2023.

A special committee of the Board of Directors of the Company (the “Special Committee”), consisting solely of independent directors not affiliated with Blackstone, pursuant to authority delegated to it by the Board of Directors of the Company, approved the Share and Unit Repurchase Agreement.

The foregoing summary does not purport to be a complete summary of and is subject to and is qualified in its entirety by reference to the full text of the Share and Unit Repurchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

Exhibit 99.1	Share and Unit Repurchase Agreement, dated December 3, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

By:	/s/ Anuradha B. Subramanian
Name:	Anuradha B. Subramanian
Title:	Chief Financial Officer

Date: December 4, 2023

[Signature Page to 8-K]